Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 20, 2015, with respect to the consolidated financial statements, and internal control over financial reporting included in the Annual Report of American Railcar Industries, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2014.  We hereby consent to the incorporation by reference of said reports in the Registration Statement of American Railcar Industries, Inc. and subsidiaries on Form S-8 (File No. 333-136680).

/s/ GRANT THORNTON LLP

St. Louis, Missouri
February 20, 2015